                                                             EXHIBIT 10.13

                        SECURED CONTINUING GUARANTY
                        ---------------------------
                     [CONVERGENT COMMUNICATIONS, INC.]


     FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("Borrower"), by FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill") and by other lenders (Foothill and such other lenders are hereinafter referred to, individually and collectively, as "Lenders") which are or become parties to the Loan and Security Agreement dated on or about the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among Borrower, Lenders and Foothill as agent for Lenders (Foothill in such capacity being hereinafter referred to as "Agent"), and by Agent, the undersigned, CONVERGENT COMMUNICATIONS, INC., a Colorado corporation ("Guarantor") (Guarantor being the legal and beneficial owner of all of the issued and outstanding capital stock of Borrower which due to its close business, financial and ownership relationships with Borrower will receive significant benefits from the loans and other financial accommodations made or granted to Borrower under the Loan Agreement), hereby agrees as follows:

     1. Guaranty of Obligations. Guarantor unconditionally, absolutely and irrevocably guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of Borrower to Lenders and Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due under or in connection with the Loan Agreement and each of the documents, instruments and agreements executed and delivered in connection with the Loan Agreement, as each may be modified, amended, supplemented or replaced from time to time (all such obligations are herein referred to, collectively, as the "Liabilities", and all documents evidencing or securing any of the Liabilities are herein referred to, collectively, as the "Loan Documents"). This Secured Continuing Guaranty (this "Continuing Guaranty") is a guaranty of payment and performance when due and not of collection.

          In the event of any default by Borrower in making payment of, or default by Borrower in performance of, any of the Liabilities, Guarantor agrees on demand by Agent to pay and perform all of the Liabilities as are then or thereafter become due and owing or are to be performed under the terms of the Loan Documents. Guarantor further agrees to pay all expenses (including reasonable attorneys' fees and expenses) paid or incurred by Agent or Lenders in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Continuing Guaranty.

     2. Security for Continuing Guaranty. This Continuing Guaranty is secured by various deeds of trust and/or mortgages and/or security agreements and/or pledge agreements and/or assignments executed by Guarantor
(collectively, the "Security Document").

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

     3.  [This Paragraph is intentionally omitted.]

     4.  [This Paragraph is intentionally omitted.]

     5. Continuing Nature of Guaranty and Liabilities. This Continuing Guaranty shall be continuing and shall not be discharged, impaired or affected by:

         a. the insolvency of Guarantor or the payment in full of all of the Liabilities at any time or from time to time;

         b. the power or authority or lack thereof of Borrower to incur the Liabilities;

         c. the validity or invalidity of any of the Loan Documents or the documents securing the same;

         d.  the existence or non-existence of Borrower as a legal entity;

         e. any transfer by Borrower of all or any part of any collateral in which Lender has been granted a lien or security interest pursuant to the Loan Documents;

         f. any statute of limitations affecting the liability of Guarantor under this Continuing Guaranty or the Loan Documents or the ability of Agent or Lenders to enforce this Continuing Guaranty or any provision of the Loan Documents or the Security Document; or

         g. any right of offset, counterclaim or defense of Guarantor, including, without limitation, those which have been waived by Guarantor pursuant to Paragraph 9 hereof.

    6. Insolvency of Borrower or Guarantor. Without limiting the generality of any other provision hereof, Guarantor agrees that, in the event of the dissolution or insolvency of Borrower or Guarantor or the inability of Borrower or Guarantor to pay their respective debts as they mature, or an assignment by Borrower or Guarantor for the benefit of creditors, or the institution of any proceeding by or against Borrower or Guarantor alleging that Borrower or Guarantor is insolvent or unable to pay their respective debts as they mature, Guarantor will pay to Agent and Lenders forthwith the full amount which would be payable hereunder by Guarantor if all of the Liabilities were then due and payable, whether or not such event occurs at a time when any of the Liabilities are otherwise due and payable.

  7. Payment of the Liabilities. Any amounts received by Agent or Lenders from whatever source on account of the Liabilities may be applied by Agent or Lenders toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect, and notwithstanding any payments made by or for the account of Guarantor pursuant to this Continuing Guaranty.

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         Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Agent or Lenders to any of the Liabilities is or must be rescinded or returned by Agent or Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Liabilities shall, for the purposes of this Continuing Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Agent or Lenders, and this Continuing Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Agent or Lenders had not been made.

    8. Permitted Actions of Agent and Lenders. Each of Agent and Lenders may from time to time, in its sole discretion and without notice to Guarantor, take any or all of the following actions:

         a. retain or obtain a security interest in any assets of Borrower or any third party to secure any of the Liabilities or any obligations of Guarantor hereunder;

         b. retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities;

         c. extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities;

         d. waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by Borrower under the Loan Documents;

         e. release, waive or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities;

         f. release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or here after securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

         g. demand payment or performance of any of the Liabilities from Guarantor at any time or from time to time, whether or not Agent or Lenders shall have exercised any of their rights or remedies with respect to any property securing any of the Liabilities or any obligation hereunder, or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Liabilities.

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     9.  Specific Waivers.  Without limiting the generality of any other provision of this Continuing Guaranty, Guarantor hereby expressly waives:

         a. notice of the acceptance by Agent and Lenders of this Continuing Guaranty;

         b. notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Liabilities;

         c. presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Liabilities or the amount thereof or any payment or performance by Guarantor hereunder;

         d. all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

         e. any right to direct or affect the manner or timing of Agent's or Lenders' enforcement of their rights or remedies;

         f. all rights and benefits under Section 2809 of the California Civil Code purporting to reduce Guarantor's obligation in proportion to the principal obligation hereby guaranteed, and any defense based on or arising out of any defense the person or entity primarily liable may have to payment or to performance of any covenants or obligations;

         g. all rights and benefits under Section 2845 of the California Civil Code which, among other things, permits a guarantor or surety to require any creditor to pursue its debtor, any security which said creditor may hold, or any other remedy before proceeding against Guarantor;

         h. any defense, right of set-off or other claim whatsoever (other than payment in full and performance in full of all of the Liabilities after any termination of the Loan Agreement in accordance with the terms of the Loan Documents) that Borrower or any third party may or might have to the payment or performance of the Liabilities;

         i. any and all defenses which would otherwise arise upon the occurrence of any event or contingency described in Paragraph 1 hereof or upon the taking of any action by Agent or Lenders permitted hereunder;

         j. any defense, right of set-off, claim or counterclaim whatsoever (other than payment and performance in full of all of the Liabilities after any termination of the Loan Agreement in accordance with the terms of the Loan Documents), and any and all other rights, benefits, protections and other defenses which Guarantor may have, now or at any time hereafter, to full payment or performance of the Liabilities pursuant to the terms of this


                                       4
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Continuing Guaranty, including, without limitation, under California Civil Code
Sections2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845,
2847, 2848, 2849, 2850 and 2855, and California Code of Civil Procedure
Sections 580a, 580b, 580d, and 726 and all successor sections, and Chapter 2 of Title 14 of the California Civil Code; and

          k. all other principles or provisions of law, if any, that conflict with the terms of this Continuing Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

     10. Irrevocability. Guarantor hereby further waives all rights to revoke this Continuing Guaranty at any time, and all rights to revoke any agreement executed by Guarantor at any time to secure the payment and performance of Guarantor's obligations under this Continuing Guaranty, including, without limitation, the Security Document. Without limiting the generality of this paragraph, Guarantor hereby specifically waives the provisions of California Civil Code Section 2815, and any successor section, with respect to this Continuing Guaranty and all security for the obligations of Guarantor hereunder.

     11. Waiver of Subrogation and Certain Other Rights. Until all of the Liabilities have been finally and indefeasibly paid in full in cash and all obligations of the Lenders and Agent to provide credit accommodations to Borrower shall have terminated, Guarantor hereby waives and shall have no right of subrogation, reimbursement, exoneration, contribution or indemnity against Borrower or any other guarantor under Sections 2847, 2848 or 2849 of the Civil Code or any other provision of law, for any reason, including but not limited to, by reason of any payments made or acts performed by Guarantor in compliance with the obligations of Guarantor hereunder or any actions taken by Agent or Lenders pursuant to this Continuing Guaranty or pursuant to the Loan Documents.

     GUARANTOR ACKNOWLEDGES THAT BUT FOR THE FOREGOING WAIVER AND OTHER WAIVERS CONTAINED HEREIN, UPON ANY PAYMENT OF THE LIABILITIES BY GUARANTOR, GUARANTOR WOULD HAVE, AMONG OTHER RIGHTS, THE RIGHT UNDER SECTION 2847 OF THE CIVIL CODE TO DEMAND REIMBURSEMENT FROM BORROWER FOR SUCH PAYMENT, THE RIGHT UNDER SECTION 2848 OF THE CIVIL CODE TO ENFORCE EVERY REMEDY WHICH AGENT OR LENDERS THEN HAVE AGAINST BORROWER AND TO DEMAND CONTRIBUTION BY ANY OTHER GUARANTOR TO THE EXTENT OF RECOVERING SUCH REIMBURSEMENT, AND THE RIGHT UNDER SECTION 2849 OF THE CIVIL CODE TO THE BENEFIT OF ANY SECURITY FOR THE PERFORMANCE OF THE LIABILITIES HELD BY AGENT OR LENDERS.

     Guarantor agrees that nothing contained in this Continuing Guaranty shall prevent Agent or Lenders from suing to collect on the Liabilities or from exercising concurrently or successively any rights available to them at law and/or in equity or under any of the Loan Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of

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

Guarantor. Guarantor hereby authorizes and empowers Agent and Lenders to exercise, in their sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

     Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by the acceptance of a deed or possession of any other collateral in lieu of foreclosure, Guarantor shall remain bound under this Continuing Guaranty. Without limiting the generality of the foregoing,

         (a) Guarantor specifically agrees that upon an Event of Default (as defined in the Loan Agreement) under the Loan Agreement which is continuing, either Agent or Lenders may elect to nonjudicially or judicially foreclose against any real or personal property, or any part thereof, subject to any deed of trust given by Borrower to secure all or any part of the Liabilities, or exercise any other remedy against Borrower, any security for the Liabilities or any other guarantor, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from the applicable third party for any sums paid to Agent or Lenders hereunder; and

         (b)  Guarantor hereby waives all rights and benefits under Section
580d of the California Code of Civil Procedure stating that no deficiency may be recovered on an obligation secured by a deed of trust on real property if the real property, or any part thereof, subject to any deed of trust given by Borrower to secure all or any part of the Liabilities, is sold under a power of sale contained therein, and all defenses based on any loss as a result of any such private sale of Guarantor's right to recover any such amount from the person or entity primarily liable, whether by right of subrogation or otherwise.

         GUARANTOR HEREBY ACKNOWLEDGES THAT BUT FOR THE FOREGOING WAIVERS AND OTHER WAIVERS CONTAINED HEREIN, THE LOSS OF DEFICIENCY RIGHTS AGAINST BORROWER RESULTING FROM A PRIVATE SALE OF ANY REAL PROPERTY UNDER SUCH A DEED OF TRUST COULD CREATE A DEFENSE TO PAYMENT BY GUARANTOR HEREUNDER.

          12. Subordination. Guarantor hereby subordinates any and all indebtedness of Borrower to Guarantor to the full and prompt payment and performance of all of the Liabilities. Guarantor agrees that each of Agent and Lenders shall be entitled to receive payment of all Liabilities prior to Guarantor's receipt of payment of any amount of any indebtedness of Borrower to Guarantor. Any payments on such indebtedness to Guarantor, if Agent or Lenders so request, shall be collected, enforced and received by Guarantor, in trust, as trustee for Agent and Lenders and shall be paid over to Agent on account of the Liabilities, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Each of Agent and each Lender is authorized and empowered, but not obligated, in its discretion at any time from and after the occurrence of an Event of Default (as defined in the Loan Agreement) under the Loan Agreement which is continuing, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor and to apply any amounts received thereon to the Liabilities, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower to Guarantor, and
(ii) to pay any amounts received on such indebtedness to Agent for application to the Liabilities.

     13. Assignment of Agent's or Lenders' Rights. Each of Agent and each Lender may, from time to time, without notice to Guarantor, assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer of the Liabilities or any subsequent assignment or transfer thereof, the Liabilities shall be and remain the Liabilities for the purpose of this Continuing Guaranty. Each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such party's interest in the Liabilities, be entitled to the benefits of this Continuing Guaranty to the same extent as if such assignee or transferee were Agent or such Lender; provided, however, that unless Agent or such Lender, as the case may be, shall otherwise consent in writing, each of Agent and each Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Continuing Guaranty for its own benefit as to those of the Liabilities which Agent or such Lender, as the case may be, has not assigned or transferred.

     14. Indulgences Not Waivers. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Continuing Guaranty be binding upon Agent or Lenders, except as expressly set forth in a writing duly signed and delivered by Agent and Lenders. No action of Agent or Lenders permitted hereunder shall in any way affect or impair the rights of Agent and Lenders or the obligations of Guarantor under this Continuing Guaranty.

     15. Financial Condition of Borrower. Guarantor represents and warrants that it is fully aware of the financial condition of Borrower, and Guarantor delivers this Continuing Guaranty based solely upon its own independent investigation of Borrower's financial condition and in no part upon any representation or statement of Agent or Lenders with respect thereto. Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Borrower's financial condition as Guarantor may deem material to its obligations hereunder, and Guarantor is not relying upon, nor expecting Agent or Lenders to furnish it any information in Agent's or any Lender's possession concerning Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

     Guarantor hereby waives any duty on the part of Agent or any Lender to disclose to Guarantor any facts it may now or hereafter know about Borrower, regardless of whether Agent or such Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor.

     Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "Continuing Guaranty" which includes, without limitation, the possibility that Borrower will contract for additional indebtedness for which Guarantor may be liable hereunder after Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

    16. Representations and Warranties. Guarantor represents and warrants to Agent and each Lender that each of the following statements is accurate and complete as of the date of this Continuing Guaranty:

         a. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified and in good standing in each jurisdiction where the nature of its business or properties requires such qualification and where the failure to qualify reasonably could be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of Borrower and Guarantor taken as a whole (a "Material Adverse Effect");

         b. the execution, delivery and performance by Guarantor of this ContinuingGuaranty are within the power of Guarantor and have been duly authorized by all necessary corporate action on the part of Guarantor;

         c. this Continuing Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally;

         d. the execution, delivery and performance of this Continuing Guaranty do not (i) violate any provisions of law or any order of any court or other agency of government (each, a "Requirement of Law"), (ii) contravene any provision of Guarantor's Articles or Certificate of Incorporation, Bylaws or any material contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor's assets are bound (each, a "Contractual Obligation"), or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of Guarantor except Permitted Liens (as defined in the Loan Agreement);

         e. all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity

(including, without limitation, the shareholders or partners of any entity), if any, which are required to be obtained in connection with the execution and delivery of this Continuing Guaranty or the performance of Guarantor's obligations hereunder have been obtained, and each is in full force and effect;

         f. Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by Guarantor other than those which are being challenged in good faith by appropriate proceedings and for which adequate reserves have been established;

         g. Guarantor is not in violation of any Requirement of Law or Contractual Obligation other than any violation the consequences of which could not reasonably be expected to have a Material Adverse Effect;

         h. Guarantor is neither an investment company (as defined in the Investment Company Act of 1940) nor controlled by an investment company; (i) no litigation, investigation or proceeding of any governmental authority or agency is pending or, to the knowledge of Guarantor, threatened against Guarantor which reasonably could be expected to have a Material Adverse Effect; and

         i. Guarantor owns and controls 100% of the capital stock of Borrower and due to its close business, financial and ownership relationships with Borrower, Guarantor will receive significant benefits from the loans and other financial accommodations made or granted to Borrower under the Loan Agreement.

         j.  (a) Guarantor is Solvent (as defined in the Loan Agreement) and
(b) no transfer of property is being made by Guarantor and no obligation is being incurred by Guarantor in connection with this Continuing Guaranty or otherwise in connection with the transactions contemplated by the Loan Agreement and the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Guarantor.

    17. Guarantor Financial Information. Guarantor will provide Agent in writing such financial and other information with respect to its assets and liabilities as Agent shall reasonably request from time to time, in form satisfactory to Agent, within 5 Business Days following the date of such request.

    18. Binding Upon Successors. This Continuing Guaranty shall be binding up on Guarantor and its successors and assigns and shall inure to the benefit of Agent and Lenders and their successors and assigns. All references herein to Borrower shall be deemed to include its successors and assigns, and all references herein to Guarantor shall be deemed to include Guarantor and Guarantor's successors and assigns.

    In addition and notwithstanding anything to the contrary contained in this Continuing Guaranty or in any other document, instrument or agreement between or among any of Agent, any Lender, Borrower, Guarantor or any third party, the obligations of Guarantor with respect to the Liabilities shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Liabilities separate from this Continuing Guaranty.

    19. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be either personally delivered, faxed to the fax numbers provided herein or sent by United States certified or registered mail, return receipt requested, addressed to Guarantor or Agent (including Agent on behalf of Lenders) at their respective addresses stated below or at such other address as either party hereafter notifies the other party as herein provided. Notices shall be deemed received on the earlier of (i) the date noted on the return receipt as delivered if mail delivery of the notice is successful or the date inscribed on a confirmation of successful transmission, if sent by facsimile;
(ii) the last date of attempted delivery, as noted by the United States Postal Service on the envelope containing the notice, if mail delivery is unsuccessful; or (iii) the date of the actual delivery if personally delivered or faxed.

    20. Governing Law; Additional Waivers. This Continuing Guaranty has been delivered and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

    GUARANTOR HEREBY

    (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS CONTINUING GUARANTY, AND ACKNOWLEDGES THAT AGENT AND LENDERS ALSO WAIVE SUCH RIGHT;

    (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS CONTINUING GUARANTY;

    (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT GUARANTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING;

    (iv) agrees that a final judgment in any such action or proceeding shall be conclusive (except to the extent that a stay pending appeal is in effect with respect thereto) and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and

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

         (v) agrees not to institute any legal action or proceeding against Agent or any Lender or any of Agent's or any Lender's directors, officers, employees, agents or property concerning any matter arising out of or relating to this Continuing Guaranty in any court other than one located in Los Angeles County, California (provided, however, that this clause (v) shall not prohibit Guarantor's joinder to or intervention in any legal action or proceeding initiated by Agent or any Lender against Borrower or Guarantor in a court or other than one located in Los Angeles County, California).

    Nothing herein shall affect or impair either Agent's or any Lender's right to serve legal process in any manner permitted by law or either Agent's or any Lender's right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction. Wherever possible each provision of this Continuing Guaranty shall be interpreted as to be effective and valid under applicable law, but if any provision of this Continuing Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Continuing Guaranty.

    21. KNOWING AND EXPLICIT WAIVERS. GUARANTOR ACKNOWLEDGES THAT IT IS FULLY AWARE OF THE SPECIFIC PROVISIONS OF DIVISION THREE, PART 4, TITLE 13 OF THE CALIFORNIA CIVIL CODE, INCLUDING SECTIONS 2787 THROUGH 2855, AND OF SECTIONS 580A, 580B AND 580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT GUARANTOR'S WAIVERS HEREIN OF ALL RIGHTS, BENEFITS, PROTECTIONS AND DEFENSES THAT MAY BE AVAILABLE THEREUNDER AND ALL OTHER WAIVERS HEREIN ARE EXPLICIT, KNOWING WAIVERS.

    GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS CONTINUING GUARANTY. GUARANTOR FURTHER ACKNOWLEDGES THAT BY EXECUTING THIS CONTINUING GUARANTY, IT IS WAIVING CERTAIN RIGHTS AS OTHERWISE SET FORTH HEREIN TO WHICH GUARANTOR MAY OTHERWISE BE ENTITLED BY LAW.

    THIS CONTINUING GUARANTY CONTAINS THE COMPLETE UNDERSTANDING OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREIN. GUARANTOR ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS OF AGENT OR LENDERS NOT CONTAINED IN THIS CONTINUING GUARANTY AND THAT SUCH STATEMENTS OR REPRESENTATIONS, IF ANY, ARE OF NO FORCE OR EFFECT AND ARE FULLY SUPERSEDED BY THIS CONTINUING GUARANTY.

  This Continuing Guaranty may only be modified by a writing executed by Guarantor and Agent.

IN WITNESS WHEREOF, Guarantor has caused this Continuing Guaranty to be duly executed as of the 18th day of April, 2000.

                              "Guarantor"

                              CONVERGENT COMMUNICATIONS, INC., a Colorado corporation


                              By:   /s/ Brian R. Ervine
                                 _______________________________________________
                                    Brian R. Ervine
                                    Executive Vice President and
                                    Chief Financial Officer

                              Guarantor's Address for Notices:

                              400 Inverness Drive South
                              Suite 400
                              Englewood, Colorado  80112
                              Fax:  303.749.3113



Agent's address for notices:

Foothill Capital Corporation, Agent
1111 Santa Monica Boulevard, Suite 1500
Los Angeles, California  90025-3333
Attn:  Business Finance Division Manager
Facsimile No. (310) 575-9623